Exhibit 99.1

Compass Diversified Reports Second Quarter 2026 Financial Results

Westport, Conn., August 10, 2026 – Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three and six months ended June 30, 2026 and filed its Quarterly Report on Form 10-Q for the period.
“In the second quarter, our subsidiaries delivered strong operating performance and cash flow,” said Elias Sabo, Chief Executive Officer of Compass Diversified. “We took concrete actions to strengthen our balance sheet, including selling Sterno’s Food Service Business at an attractive valuation and applying more than $280 million of proceeds to debt reduction. We also amended our Management Services Agreement to lower expected fees and increase alignment with shareholders by tying more of the Manager’s compensation to shareholder returns and operating performance.”
“Our performance was broad-based, with Adjusted EBITDA growth across our Branded Consumer businesses and at Arnold,” added Zach Sawtelle, Chief Operating Officer of Compass Diversified. “BOA, PrimaLoft and The Honey Pot were each up more than 25% year-over-year, and Arnold was a standout, up nearly 50%. 5.11 expanded margins despite a softer top line.”
Sawtelle continued, “Our work is not done. Our shares trade at what we believe is a meaningful discount to intrinsic value, and we remain focused on closing that gap. Our near-term priorities are straightforward: drive profitable growth, pursue divestitures where we can realize attractive value, further reduce debt and, when appropriate, efficiently return capital to shareholders. We are moving with urgency and discipline to realize value for shareholders.”
Financial Summary – GAAP Results
Year-over-year GAAP comparisons reflect the operating results of Lugano and a full quarter of Sterno’s Food Service Business in the 2025 period, versus the 2026 period, which excludes Lugano's operating results (following its deconsolidation in connection with its bankruptcy proceedings) and includes the Food Service Business through its May 1 sale date.
Q2 2026 vs Q2 2025 (GAAP)
•Net revenues were $424.0 million, down 11.4% vs Q2 2025
•Net income from continuing operations: $81.9 million vs net loss from continuing operations of $80.8 million in Q2 2025
•Net income attributable to Holdings: $81.1 million, or $0.86 per common share, vs. a net loss of $51.2 million, or $(0.88) per common share
•Cash provided by operating activities: $29.7 million, vs. cash used of $35.2 million
•Q2 2026 results included a $182.3 million gain on the sale of Sterno’s Food Service Business and a $58.0 million reduction in the fair value of CODI’s receivable from Lugano.

Financial Summary – Non-GAAP Results
To facilitate comparison of CODI’s continuing subsidiaries, the following non-GAAP results exclude Lugano from the prior-year period and exclude net sales and Adjusted EBITDA attributable to the divested Sterno Food Service Business from both current and prior-year periods.
Rimports and the Food Service Business historically operated and were reported together as Sterno Group under a shared management structure. Following the sale, certain shared management and other indirect costs remained with Rimports. To provide a comparable view of the continuing business, the non-GAAP results exclude the Food Service Business’s net sales and Adjusted EBITDA and reflect the costs retained by Rimports on a consistent basis in both periods.
Q2 2026 vs Q2 2025 (Non-GAAP)
•Net revenues were $410.6 million, approximately flat vs. Q2 2025
◦Branded Consumer:     $270.8 million, up 7.2%
◦Industrial:     $139.8 million, down 11.5%
•Subsidiary Adjusted EBITDA was $91.5 million, up 12.6% vs. Q2 2025
◦Branded Consumer: $69.3 million, up 24.2%
◦Industrial: $22.3 million, down 12.8%
Key Business Updates
During and subsequent to the quarter, CODI:
•Completed the sale of Sterno’s Food Service Business and applied more than $280 million of the proceeds to senior secured term loan debt.
•Amended its Management Services Agreement to reduce expected management fees beginning in 2027 and further strengthen shareholder alignment.
•Amended its senior credit facility to extend the maturity of its term loan and revolving commitments, providing financial flexibility.
•Announced a settlement to facilitate the orderly liquidation of Lugano’s assets.
•Announced that Elias Sabo will retire as Chief Executive Officer on December 31, 2026, and appointed Zach Sawtelle Chief Operating Officer and named him CEO successor.
Liquidity and Capital Resources
As of June 30, 2026, CODI had approximately $87.4 million in cash and cash equivalents and approximately $97 million in revolver availability. Total debt was $1,592.3 million, compared with $1,890.7 million as of December 31, 2025.
CODI’s leverage ratio for debt covenant purposes was approximately 4.8x as of June 30, 2026, down from 5.3x as of March 31, 2026, and senior secured net leverage was 0.66x as of June 30, 2026.
Subsequent to quarter-end, CODI amended its senior credit facility to extend all outstanding term loan borrowings and its revolving commitments to January 12, 2028, and to reduce aggregate revolving commitments from $100 million to $54 million.
2026 Outlook
CODI is maintaining its fiscal 2026 total Subsidiary Adjusted EBITDA outlook of $320 million to $365 million.

The outlook includes approximately $9 million of Adjusted EBITDA generated by the Sterno Food Service Business through its May 1, 2026 sale date. That contribution will be reflected in CODI’s reported full-year results but will not recur following the sale.
CODI’s outlook reflects higher expectations for the Branded Consumer businesses and lower expectations for the Industrial businesses relative to prior guidance.

	2026 Outlook
	Low	High
	(in millions)
Subsidiary Adjusted EBITDA
Branded Consumer	$235.0	$270.0
Industrial	$85.0	$95.0
Subsidiary Adjusted EBITDA	$320.0	$365.0

In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, CODI has not reconciled 2026 Subsidiary Adjusted EBITDA to its comparable GAAP measure because it does not provide guidance on Income (Loss) from Continuing Operations and because management cannot predict, with sufficient certainty, all of the inputs necessary to provide such a reconciliation. For the same reasons, CODI is unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call
In conjunction with this announcement, CODI will host a conference call on August 10, 2026, at 5:00 p.m. ET / 2:00 p.m. PT with the Company’s Chief Executive Officer, Elias Sabo, Chief Operating Officer, Zach Sawtelle and Chief Financial Officer, Stephen Keller. A live webcast of the call will be available on the Investor Relations section of CODI’s website. To avoid delays, we encourage participants to log into the webcast 15 minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time on the Company’s website.
Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted Earnings (Loss), Subsidiary Adjusted EBITDA, Subsidiary Adjusted EBITDA excluding Lugano and the divested Sterno Food Service Business, Net Sales excluding Lugano, and Net Sales excluding Lugano and the divested Sterno Food Service Business are non-GAAP financial measures used by the Company to assess its performance. We have reconciled Adjusted EBITDA, Subsidiary Adjusted EBITDA and Subsidiary Adjusted EBITDA excluding Lugano and the divested Sterno Food Service Business to Income (Loss) from Continuing Operations, Adjusted Earnings (Loss) to Net Income (Loss), and non-GAAP Net Sales measures to Net Sales on the attached schedules. We consider Income (Loss) from Continuing Operations to be the most directly comparable GAAP financial measure to Adjusted EBITDA, Subsidiary Adjusted EBITDA, and Subsidiary Adjusted EBITDA excluding Lugano and the divested Sterno Food Service Business; Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted Earnings (Loss); and Net Sales to be the most directly comparable GAAP financial measure to the non-GAAP Net Sales measures. The attached schedules should be read together as continuous reconciliations of the applicable non-GAAP measures to their most directly comparable GAAP measures.
We believe that Adjusted EBITDA and Adjusted Earnings (Loss) provide useful information to investors and reflect important financial measures, as each excludes the effects of items that reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss) and Income (Loss) from Continuing Operations, Adjusted Earnings (Loss) and Adjusted EBITDA, respectively, are each limited in that they do not reflect the periodic costs of certain capital assets used in generating revenues of our businesses, non-cash charges associated with impairments and certain cash charges. The presentation of Adjusted EBITDA allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. The presentation of Adjusted Earnings (Loss) provides additional insight into our operating results.
As used in the body of this press release, Subsidiary Adjusted EBITDA refers to the sum of Adjusted EBITDA for the applicable period attributable to each consolidated subsidiary of the Company, disregarding corporate expense, unless the context indicates otherwise. Management uses Subsidiary Adjusted EBITDA to evaluate the operating performance of the subsidiary portfolio before corporate expense. Because the measure excludes corporate expense, it does not reflect CODI’s consolidated operating results and should be considered together with the comparable GAAP measure and the other information in this release.
Subsidiary Adjusted EBITDA, excluding Lugano and the divested Sterno Food Service Business, represents Subsidiary Adjusted EBITDA after excluding Adjusted EBITDA (loss) attributable to Lugano and Adjusted EBITDA attributable to the divested Sterno Food Service Business. Net Sales excluding Lugano represents reported Net Sales after excluding Net Sales attributable to Lugano for the applicable periods. Net Sales excluding Lugano and the divested Sterno Food Service Business represent reported Net Sales after excluding Net Sales attributable to those businesses for the applicable periods. We believe these measures facilitate comparison of the operating performance and net sales of CODI’s continuing subsidiaries across periods.
Adjusted EBITDA attributable to the divested Sterno Food Service Business is calculated from Rimports’ reported results by identifying the net sales and directly attributable expenses of the Food Service Business and applying CODI’s Adjusted EBITDA methodology. Rimports and the Food Service Business historically operated and were reported together as Sterno Group under a shared management structure. Following the sale, certain shared management and other indirect costs remained with Rimports. Those costs remain in Rimports' results for all periods presented. Therefore, the exclusion of the Food Service Business does not eliminate all costs historically shared by the combined operations.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled our 2026 Subsidiary Adjusted EBITDA guidance to the most directly comparable GAAP measure because certain components of Income (Loss) from Continuing Operations, including potential impairment charges, acquisition- and disposition-related gains, losses and expenses, fair-value adjustments and related income-tax effects, cannot be reasonably predicted without unreasonable effort. These items could be material to our future results.
These non-GAAP financial measures are not intended to be substitutes for the most directly comparable GAAP financial measures and may differ from, or otherwise be inconsistent with, similarly titled non-GAAP financial measures used by other companies.
About Compass Diversified
CODI leverages its permanent capital base and long-term disciplined approach, maintaining controlling ownership interests in each of its subsidiaries and maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and seeks to generate strong returns through its culture of transparency, alignment and accountability.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, CODI’s expectations regarding its Adjusted EBITDA, subsidiary Adjusted EBITDA, plans for future divestitures and return of capital and its future performance, growth, liquidity and leverage, and the future performance of CODI’s subsidiaries. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believe,” “expect,” “may,” “could,” “would,” “plan,” “intend,” “estimate,” “predict,” “future,” “potential,” “continue,” “should” or “anticipate” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These statements are based on management’s current expectations, estimates, forecasts and assumptions and information available to management as of the date of this press release. These statements involve risks and uncertainties that could cause actual results and outcomes to differ, perhaps materially, including but not limited to: changes in the economy, financial markets and political environment, including changes in inflation, interest rates and U.S. tariff and import/export regulations; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, war, natural disasters, or social, civil or political unrest; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); environmental risks affecting the business or operations of our subsidiaries; disruption in the global supply chain, labor shortages and labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we have made or may make; the ability to successfully execute divestitures and complete divestitures that we may execute; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries;; the cooperation of, and future concessions granted by, CODI’s lenders; control deficiencies identified or that may be identified in the future that will result in material weaknesses in CODI’s internal control over financial reporting; and litigation relating to the Lugano investigation, including CODI’s representations regarding its financial statements, and current and future litigation, enforcement actions or investigations relating to CODI’s internal controls, restatement reviews, the Lugano investigation or related matters. Please see CODI’s Annual Report on Form 10-K filed with the SEC on February 27, 2026 for other risk factors that you should consider in connection with such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements have been made. Except as required by law, CODI does not undertake any public obligation to update any forward-looking statements to reflect events, circumstances, or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com

Compass Diversified Holdings
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2026	December 31, 2025
(in thousands)
Assets
Current assets
Cash and cash equivalents	$87,443	$68,015
Accounts receivable, net	186,327	202,887
Inventories, net	375,763	404,102
Prepaid expenses and other current assets	57,468	78,398
Due from related parties	6,275	20,757
Due from unconsolidated affiliate	19,200	71,000
Total current assets	732,476	845,159
Property, plant and equipment, net	186,729	209,742
Goodwill	830,902	895,421
Intangible assets, net	817,310	892,811
Due from unconsolidated affiliate	19,800	26,000
Other non-current assets	165,221	170,051
Total assets	$2,752,438	$3,039,184

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$231,605	$259,600
Current portion, long-term debt	43,250	37,500
Other current liabilities	49,408	52,519
Total current liabilities	324,263	349,619
Deferred income taxes	92,804	104,189
Long-term debt	1,538,680	1,839,817
Other non-current liabilities	189,521	171,896
Total liabilities	2,145,268	2,465,521
Stockholders' equity
Total stockholders' equity attributable to Holdings	472,560	442,024
Noncontrolling interest	134,610	131,639
Total stockholders' equity	607,170	573,663
Total liabilities and stockholders’ equity	$2,752,438	$3,039,184

Compass Diversified Holdings
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025
Net sales	$424,042	$478,690	$850,897	$932,465
Cost of sales	224,079	270,149	461,576	527,892
Gross profit	199,963	208,541	389,321	404,573
Operating expenses:
Selling, general and administrative expense	134,337	162,112	266,347	312,489
Management fees	13,817	19,035	29,751	37,898
Amortization expense	22,686	23,117	45,530	46,468
Impairment expense	—	31,515	20,500	31,515
Other operating (income) expense	149	—	(10,234)	—
Operating income (loss)	28,974	(27,238)	37,427	(23,797)
Other income (expense):
Interest expense, net	(23,895)	(34,096)	(51,390)	(69,947)
Amortization of debt issuance costs	(2,047)	(971)	(4,094)	(2,096)
Loss on debt modification	—	(2,827)	—	(2,827)
Decrease in fair value of receivable due from unconsolidated affiliate	(58,000)	—	(58,000)	—
Gain on sale of product division	182,342	—	182,342	—
Other income (expense), net	(121)	1,713	(2,799)	(11,968)
Net income (loss) from continuing operations before income taxes	127,253	(63,419)	103,486	(110,635)
Provision for income taxes	45,379	17,358	52,443	19,896
Income (loss) from continuing operations	81,874	(80,777)	51,043	(130,531)
Gain on sale of discontinued operations	1,480	2,805	1,637	2,849
Net income (loss)	83,354	(77,972)	52,680	(127,682)
Less: Net income (loss) from continuing operations attributable to noncontrolling interest	2,265	(26,755)	2,350	(46,472)
Net income (loss) attributable to Holdings	$81,089	$(51,217)	$50,330	$(81,210)

Amounts attributable to Holdings
Income (loss) from continuing operations	$79,609	$(54,022)	$48,693	$(84,059)
Gain on sale of discontinued operations, net of income tax	1,480	2,805	1,637	2,849
Net income (loss) attributable to Holdings	$81,089	$(51,217)	$50,330	$(81,210)

Basic income (loss) per common share attributable to Holdings
Continuing operations	$0.84	$(0.92)	$0.29	$(1.43)
Discontinued operations	0.02	0.04	0.02	0.04
	$0.86	$(0.88)	$0.31	$(1.39)

Basic weighted average number of common shares outstanding	75,236	75,236	75,236	75,236

Compass Diversified Holdings
Net Income (Loss) to Non-GAAP Adjusted Earnings (Loss) and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2026	2025	2026	2025
Net income (loss)	$83,354	$(77,972)	$52,680	$(127,682)
Gain on sale of discontinued operations, net of tax	1,480	2,805	1,637	2,849
Net income (loss) from continuing operations	$81,874	$(80,777)	$51,043	$(130,531)
Less: income (loss) from continuing operations attributable to noncontrolling interest	2,265	(26,755)	2,350	(46,472)
Net income (loss) attributable to Holdings - continuing operations	$79,609	$(54,022)	$48,693	$(84,059)
Adjustments:
Distributions paid - preferred shares	(9,715)	(9,714)	(19,429)	(18,148)
Amortization expense - intangibles	22,686	23,117	45,530	46,468
Impairment expense	—	31,515	20,500	31,515
Stock compensation	3,280	4,189	5,839	8,201
Integration services fee	—	—	—	875
Change in fair value of receivable due from unconsolidated affiliate	58,000	—	58,000	—
Gain on sale of product division	(182,342)	—	(182,342)	—
Tax effect of gain on sale of product division	21,348	—	21,348	—
Other	264	3,881	(9,473)	5,427
Adjusted Earnings (Loss)	$(6,870)	$(1,034)	$(11,334)	$(9,721)
Plus (less):
Depreciation expense	10,368	11,062	22,270	23,363
Income tax provision	45,379	17,358	52,443	19,896
Tax effect of gain on sale of product division	(21,348)	—	(21,348)	—
Interest expense	23,895	34,096	51,390	69,947
Amortization of debt issuance costs	2,047	971	4,094	2,096
Loss on debt modification	—	2,827	—	2,827
Income (loss) from continuing operations attributable to noncontrolling interest	2,265	(26,755)	2,350	(46,472)
Distributions paid - preferred shares	9,715	9,714	19,429	18,148
Other (income) expense	121	(1,713)	2,799	11,968
Adjusted EBITDA	$65,572	$46,526	$122,093	$92,052

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended June 30, 2026
(Unaudited)

	Corporate	5.11	BOA	PrimaLoft	THP	Velocity Outdoor	Altor	Arnold	Rimports (1)	Consolidated
Income (loss) from continuing operations	$53,204	$7,607	$14,832	$2,129	$3,478	$(2,418)	$(2,589)	$548	$5,083	$81,874
Adjusted for:
Provision (benefit) for income taxes	35,910	2,058	2,428	1,935	1,087	61	(754)	696	1,958	45,379
Interest expense, net	23,857	(2)	—	(9)	6	10	—	140	(107)	23,895
Intercompany interest	(18,374)	2,516	2,494	3,594	1,740	1,699	3,884	2,137	310	—
Depreciation and amortization	1,198	5,118	5,278	5,319	4,154	1,384	6,577	2,664	3,409	35,101
EBITDA	95,795	17,297	25,032	12,968	10,465	736	7,118	6,185	10,653	186,249
Other (income) expense (2)	(124,339)	(4)	101	6	(10)	(235)	506	3	(100)	(124,072)
Noncontrolling shareholder compensation	—	697	953	864	403	3	226	26	108	3,280
Other	—	—	—	—	—	—	—	—	115	115
Adjusted EBITDA	$(28,544)	$17,990	$26,086	$13,838	$10,858	$504	$7,850	$6,214	$10,776	$65,572

(1) Rimports includes the Adjusted EBITDA of the Sterno food service product division from April 1, 2026 through the date of sale, May 1, 2026.

(2) The amount of Other (income) expense at corporate includes the change in the fair value of the receivable due from unconsolidated affiliate ($58.0 million) and the gain on the sale of the Sterno food service product division ($182.3 million).

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended June 30, 2025
(Unaudited)

	Corporate	5.11	BOA	Lugano	PrimaLoft	THP	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated

Income (loss) from continuing operations	$(19,259)	$4,858	$9,014	$(68,808)	$261	$835	$(2,564)	$1,434	$(13,335)	$6,787	$(80,777)
Adjusted for:
Provision (benefit) for income taxes	—	1,318	1,057	1	534	351	69	629	11,198	2,201	17,358
Interest expense, net	27,083	(3)	(1)	6,887	(6)	(5)	(12)	—	153	—	34,096
Intercompany interest	(41,043)	3,747	3,736	16,430	4,014	2,422	1,675	4,699	2,119	2,201	—
Loss on debt modification	2,827	—	—	—	—	—	—	—	—	—	2,827
Depreciation and amortization	(106)	5,531	5,248	1,475	5,339	4,159	1,368	5,923	2,703	3,510	35,150
EBITDA	(30,498)	15,451	19,054	(44,015)	10,142	7,762	536	12,685	2,838	14,699	8,654
Other (income) expense	(2)	(242)	42	(1,786)	11	42	(83)	375	23	(93)	(1,713)
Noncontrolling shareholder compensation	—	622	1,368	626	619	419	17	242	4	272	4,189
Impairment expense	—	—	—	31,515	—		—	—	—	—	31,515
Other (1)	—	—	—	—	—	—	—	2,492	1,295	94	3,881
Adjusted EBITDA	$(30,500)	$15,831	$20,464	$(13,660)	$10,772	$8,223	$470	$15,794	$4,160	$14,972	$46,526

(1) Other represents specified operating expenses that are included by management in the calculation of Adjusted EBITDA when analyzing monthly operating results of our subsidiaries. In the second quarter of 2025, the calculation of Adjusted EBITDA for Arnold includes the add-back of certain expenses that have been incurred related to the relocation of two of Arnold's facilities in the United States and severance costs related to chief executive officer at Arnold. For Altor, other includes the add-back of certain expenses incurred related to restructuring of their facilities after the acquisition of Lifoam.

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Six Months Ended June 30, 2026
(Unaudited)

	Corporate	5.11	BOA	PrimaLoft	THP	Velocity Outdoor	Altor	Arnold	Rimports (1)	Consolidated
Income (loss) from continuing operations	$14,235	$12,476	$26,472	$(19,279)	$9,306	$(4,952)	$2,458	$553	$9,774	$51,043
Adjusted for:
Provision (benefit) for income taxes	35,910	1,793	3,871	1,980	2,907	125	1,704	708	3,445	52,443
Interest expense, net	51,199	(2)	—	(16)	11	16	—	288	(106)	51,390
Intercompany interest	(38,345)	5,517	5,322	7,285	3,653	3,115	7,767	4,254	1,432	—
Depreciation and amortization	2,643	11,444	10,545	10,644	8,307	2,779	13,161	5,448	6,923	71,894
EBITDA	65,642	31,228	46,210	614	24,184	1,083	25,090	11,251	21,468	226,770
Other (income) expense (2)	(121,538)	28	124	11	(66)	(314)	404	2	(194)	(121,543)
Non-controlling shareholder compensation	—	1,297	1,952	1,182	683	8	350	52	315	5,839
Impairment expense	—	—	—	20,500	—	—	—	—	—	20,500
Other (3)	—	—	—	—	—	—	(9,698)	—	225	(9,473)
Adjusted EBITDA	$(55,896)	$32,553	$48,286	$22,307	$24,801	$777	$16,146	$11,305	$21,814	$122,093

(1) Rimports includes the Adjusted EBITDA of the Sterno food service product division from January 1, 2026 through the date of sale, May 1, 2026.

(2) The amount of Other (income) expense at corporate includes the change in the fair value of the receivable due from unconsolidated affiliate ($58.0 million) and the gain on the sale of the Sterno food service product division ($182.3 million).

(3) Other in the six months ended June 30, 2026 includes the add-back of a gain on sale leaseback at Altor.

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Six Months Ended June 30, 2025
(Unaudited)

	Corporate	5.11	BOA	Lugano	PrimaLoft	THP	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(28,023)	$8,764	$17,257	$(120,442)	$(176)	$2,589	$(6,731)	$1,206	$(14,941)	$9,966	$(130,531)
Adjusted for:
Provision (benefit) for income taxes	—	2,462	2,223	(255)	928	770	113	642	9,815	3,198	19,896
Interest expense, net	53,926	(2)	(2)	15,762	(13)	(7)	(13)	—	296	—	69,947
Intercompany interest	(80,936)	7,091	7,720	31,805	8,143	5,024	3,096	9,553	4,034	4,470	—
Loss on debt modification	2,827	—	—	—	—	—	—	—	—	—	2,827
Depreciation and amortization	(32)	11,303	10,496	3,068	10,654	8,319	2,737	13,115	5,281	6,986	71,927
EBITDA	(52,238)	29,618	37,694	(70,062)	19,536	16,695	(798)	24,516	4,485	24,620	34,066
Other (income) expense	12	(137)	105	11,729	12	39	(210)	590	21	(193)	11,968
Non-controlling shareholder compensation	—	1,167	2,714	1,542	1,168	444	122	487	8	549	8,201
Impairment expense	—	—	—	31,515	—	—	—	—	—	—	31,515
Integration services fee	—	—	—	—	—	875	—	—	—	—	875
Other (1)	—	—	—	—	—	—	—	3,054	2,210	163	5,427
Adjusted EBITDA	$(52,226)	$30,648	$40,513	$(25,276)	$20,716	$18,053	$(886)	$28,647	$6,724	$25,139	$92,052

(1) Other represents specified operating expenses that are included by management in the calculation of Adjusted EBITDA when analyzing monthly operating results of our subsidiaries. In the current year, the calculation of Adjusted EBITDA for Arnold includes the add-back of certain expenses that have been incurred related to the relocation of two of Arnold's facilities in the United States and severance costs related to the chief executive officer at Arnold. For Altor, other includes the add-back of certain expenses incurred related to restructuring of their facilities after the acquisition of Lifoam.

Compass Diversified Holdings
Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Branded Consumer
5.11	$17,990	$15,831	$32,553	$30,648
BOA	26,086	20,464	48,286	40,513
Lugano	—	(13,660)	—	(25,276)
PrimaLoft	13,838	10,772	22,307	20,716
The Honey Pot Co.	10,858	8,223	24,801	18,053
Velocity Outdoor	504	470	777	(886)
Total Branded Consumer	$69,276	$42,100	$128,724	$83,768

Industrial
Altor Solutions	7,850	15,794	16,146	28,647
Arnold Magnetics	6,214	4,160	11,305	6,724
Rimports	10,776	14,972	21,814	25,139
Total Industrial	$24,840	$34,926	$49,265	$60,510
Total Subsidiary Adjusted EBITDA	94,116	77,026	177,989	144,278
Corporate expense	(28,544)	(30,500)	(55,896)	(52,226)
Total Adjusted EBITDA	$65,572	$46,526	$122,093	$92,052

Compass Diversified Holdings
Subsidiary Adjusted EBITDA, Excluding Lugano and Divested Sterno Food Service Business
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025

Total Branded Consumer	$69,276	$42,100	$128,724	$83,768
Less: Adjusted EBITDA (loss) attributable to Lugano	—	(13,660)	—	(25,276)
Total Branded Consumer, excluding Lugano	$69,276	$55,760	$128,724	$109,044

Total Industrial	$24,840	$34,926	$49,265	$60,510
Less: Adjusted EBITDA attributable to the divested Sterno Food Service Business (1)	2,576	9,407	9,401	16,363
Total Industrial, excluding the divested Sterno Food Service Business	$22,264	$25,519	$39,864	$44,147

Subsidiary Adjusted EBITDA, excluding Lugano and the divested Sterno Food Service Business	$91,540	$81,279	$168,588	$153,191

(1) Adjusted EBITDA attributable to the divested Sterno Food Service Business is calculated from the reported results of Rimports by identifying the net sales and directly attributable expenses of the Food Service Business and applying CODI’s Adjusted EBITDA methodology. The calculation does not allocate to the Food Service Business shared management or other indirect costs that were not specifically attributable to that business.

Compass Diversified Holdings
Subsidiary Net Sales
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Branded Consumer
5.11	$126,499	$131,442	$250,470	$260,812
BOA	59,068	48,369	111,176	97,246
Lugano	—	26,771	—	53,616
PrimaLoft	29,749	24,855	51,666	48,500
The Honey Pot	38,387	32,798	83,546	68,989
Velocity Outdoor	17,109	15,213	30,935	28,414
Total Branded Consumer	$270,812	$279,448	$527,793	$557,577

Industrial
Altor Solutions	$65,662	83,305	$130,304	$159,562
Arnold Magnetics	43,222	38,432	83,404	72,440
Rimports (1)	44,346	77,505	109,396	142,886
Total Industrial	$153,230	$199,242	$323,104	$374,888

Total Subsidiary Net Sales	$424,042	$478,690	$850,897	$932,465
(1) During the second quarter of 2026, the Company completed the sale of Sterno’s food service business. Prior to the sale, Sterno distributed Rimports, its home fragrance business, to its stockholders, and Rimports remained a majority owned subsidiary of the LLC. Accordingly, the net sales presented above includes the results of Sterno’s food service business through the May 1, 2026 date of sale and the results of Rimports for all periods presented, including the three and six months ended June 30, 2025 and 2026.

Compass Diversified Holdings
Net Sales to Non-GAAP Net Sales (excluding Lugano and the Divested Sterno Food Service Business) Reconciliation
(unaudited)

	Three months ended June 30,		Six Months ended June 30,
(in thousands)	2026	2025	2026	2025
Net sales	$424,042	$478,690	$850,897	$932,465
Less: net sales attributable to Lugano	—	(26,771)	—	(53,616)
Net sales, excluding Lugano	$424,042	$451,919	$850,897	$878,849
Less: net sales attributable to the divested Sterno Food Service Business (1)	(13,424)	(41,223)	(45,125)	(71,426)
Net sales, excluding Lugano and the divested Sterno Food Service Business	$410,618	$410,696	$805,772	$807,423

Total Branded Consumer	$270,812	$279,448	$527,793	$557,577
Less: net sales attributable to Lugano	—	(26,771)	—	(53,616)
Total Branded Consumer, excluding Lugano	$270,812	$252,677	$527,793	$503,961
Total Industrial	$153,230	$199,242	$323,104	$374,888
Less: net sales attributable to the divested Sterno Food Service Business	(13,424)	(41,223)	(45,125)	(71,426)
Total Industrial, excluding the divested Sterno Food Service Business	$139,806	$158,019	$277,979	$303,462

Net sales, excluding Lugano and the divested Sterno Food Service Business	$410,618	$410,696	$805,772	$807,423

(1) Net sales attributable to the divested Sterno Food Service Business represent the net sales of those operations through the May 1, 2026 date of sale and for all prior periods presented.

Compass Diversified Holdings
Condensed Consolidated Cash Flows
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025

Net cash provided by (used in) operating activities	$29,702	$(35,160)	$53,617	$(64,508)
Net cash provided by (used in) investing activities	282,902	(9,265)	289,127	(22,187)
Net cash provided by (used in) financing activities	(289,652)	(29,862)	(322,464)	98,378
Foreign currency impact on cash	(689)	1,809	(852)	2,415
Net increase (decrease) in cash and cash equivalents	22,260	(72,478)	19,428	14,098
Cash and cash equivalents - beginning of the period	65,183	146,235	68,015	59,659
Cash and cash equivalents - end of the period	$87,443	$73,757	$87,443	$73,757

Compass Diversified Holding
Selected Financial Data - Cash Flows
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025

Changes in operating assets and liabilities	$33,151	$(38,196)	$40,871	$(50,767)
Purchases of property and equipment	$(6,237)	$(10,883)	$(11,343)	$(23,983)
Distributions paid - common shares	$—	$(18,809)	$—	$(37,618)
Distributions paid - preferred shares	$(9,715)	$(9,714)	$(19,429)	$(18,148)